                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) June 1, 2004

                          American Banknote Corporation
                          -----------------------------
             (Exact Name of Registrant as Specified in its Charter)

               Delaware                 001-3410                   13-0460520
               --------                -----------                -------------
(State or Other Jurisdiction of        (Commission                (IRS Employer
             Incorporation)             File Number)               ID Number)

        560 Sylvan Avenue, Englewood Cliffs, New Jersey       07632
        -----------------------------------------------     ---------
           (Address of principal executive offices)         (Zip Code)

        Registrant's Telephone Number, including area code: 201-568-4400

                                       N/A
          (Former name or former address, if changed since last report)

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Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On June 1, 2004, our independent auditors, Ehrenkrantz Sterling & Co. L.L.C., ("Ehrenkrantz"), informed us that the firm had merged its operations into Friedman LLP. Ehrenkrantz had audited our financial statements for the past two fiscal years ended December 31, 2003 and 2002. Its report for fiscal year 2003 was modified as to the uncertainty of our ability to continue as a going concern. Its report for fiscal year 2002 was unqualified, but contained a "matter of emphasis" paragraph regarding the uncertainty of our ability to meet future debt obligations. Except for these modifications the reports did not contain an adverse opinion, disclaimer of opinion, nor were they qualified as to uncertainty, audit scope or accounting principles. There were no disagreements with Ehrenkrantz on any matter regarding accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the past two fiscal years or any subsequent interim period preceding June 1, 2004. On June 25, 2004, the Audit Committee of our board of directors approved the change in auditors.

During the most recent fiscal years ended December 31, 2003 and 2002 and through June 1, 2004, we did not consult with Friedman LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that Friedman LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event.



16.   Letter of agreement from Friedman LLP



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    AMERICAN BANKNOTE CORPORATION


Date: June 25, 2004                 By: /s/ Steven G. Singer
                                        --------------------
                                        Steven G. Singer
                                        Chief Executive Officer, Chairman and
                                        Director